Exhibit 99.1

  Joint Press Release, dated June 14, 2000 issued by eAutoclaims.com, Inc. and
                          Premier Express Claims, Inc.

eAutoclaims.com Signs Definitive Merger Agreement With Premier Express Claims Agreement Provides Additional Revenue and Value-Added Services

June 14, 2000 05:00 AM Eastern Time

PALM HARBOR, Fla., June 14 /PRNewswire/ -- eAutoclaims.com(TM) Inc. EACC today announced it has signed a binding agreement to merge with Premier Express Claims
(PEC). With $4.2 million in sales, a state-of-the-art call center, 21 existing insurance clients, and over 4100 vendors, PEC is one of the largest independent auto glass networks in the country. The terms of the agreement were not disclosed.

eAutoclaims.com will integrate PEC's glass network in the company's Internet based "Bricks to Clicks Claims System (TM)", making all existing services available to both company's clients with just a click of their claims department mouse. Both company's call centers will remain in full operation, connected virtually via the Internet. The PEC management team will be integrated into eAutoclaims.com with PEC's CEO, Randy Wright to become eAutoclaims.com's new chief operating officer.

Eric Seidel, president, and CEO of eAutoclaims.com commented, "Our agreement with PEC creates a tremendous growth opportunity for our company, and will immediately enhance both company's clientele base with new value-added services. In addition, Mr. Wright's years of experience will be a great asset to our organization and I am excited about working with him."

About eAutoclaims.com:

EAutoclaims.comTM Inc. is a pioneering business-to-business e-commerce company that utilizes the Internet to streamline and lower the overall cost of automotive repair paid by insurance companies. The company is creating a new online digital automotive maintenance organization industry within the $60 billion market segment of the non-standard auto collision repair. Eautoclaims.com(TM) Inc. is establishing itself as the pre-eminent Application Service Provider for the automobile insurance industry, providing seamless back-end infrastructures that link thousands of collision repair shops and/or support facilities into a network. The company offers a cost effective and highly advanced "Bricks to Clicks Claims System (TM)" for the processing and ultimate repair of damaged vehicles filed as insured auto claims. eAutoclaims.com(TM) Inc. generates revenue from administrative fees and discounts earned by processing collision work through its system for insurance companies.

About Premier Express Claims:

PEC is an independent third party provider of insurance claim services, including First Notice of Loss, After Hours Claims Reporting, Auto Glass Claim Services, Estimate Auditing and Subrogation. These programs produce cost savings, generate operating efficiencies and enhance management control. PEC combines leading-edge technologies, organizational flexibility, and a high-touch customer service orientation to develop and deliver the finest claim administration services available. Their success in accomplishing this is evidenced by a 99% Customer Satisfaction Index. PEC's 24 hour national call center is staffed with licensed adjusters and highly trained customer service representatives. CSRs are required to participate in ongoing training, and are monitored, recorded and critiqued on a weekly basis. Premier management places "blind" quality assurance calls into our call center on a daily basis. PEC utilizes a Computer Telephony system, which integrates LAN-based client/server computing with state-of-the-art telecommunication technology.

Forward looking statements involve known and unknown risks and uncertainties. These and other important factors, including those mentioned in various filings with the Securities and Exchange Commission made periodically by the Company (available to the public at www.sec.gov), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward looking statements. The forward looking statements contained in this press release speak only as of the date hereof and the Company disclaims any obligation to provide public updates, revisions or amendments to any forward looking statements made herein to reflect changes in the Company's expectations or future events.

SOURCE eAutoclaims.com, Inc.